Exhibit 99.1

VBI Vaccines Announces Publication of Results from Pivotal Phase 3 Study,

CONSTANT, of VBI’s Prophylactic 3-Antigen Hepatitis B Vaccine Candidate in The

Journal of the American Medical Association Network Open

-	Publication title: “Immunogenicity and safety of a 3-Antigen Hepatitis B Vaccine vs a Single-Antigen Hepatitis B Vaccine; A Phase 3 Randomized Clinical Trial”
-	The Phase 3 study, in 2,838 adults age 18-45, evaluated immunogenicity, safety, and lot-to-lot manufacturing equivalence of VBI’s 3-antigen hepatitis B vaccine candidate compared to Engerix-B®
-	VBI’s vaccine candidate demonstrated robust and consistent immune responses across all three lots after two and three doses, with higher seroprotection rates and antibody geometric mean concentration (GMC) compared to Engerix-B®
-	No safety signals were observed

CAMBRIDGE, Mass. (October 13, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that results from the pivotal Phase 3 study, CONSTANT, of VBI’s prophylactic 3-antigen hepatitis B (HBV) vaccine candidate in adults age 18-45 were published in The Journal of the American Medical Association Network Open. The study was designed to demonstrate manufacturing equivalence of three lots of VBI’s HBV vaccine candidate, as well as to evaluate immunogenicity of VBI’s 3-antigen HBV vaccine candidate compared to a single-antigen HBV vaccine, Engerix-B®, after two and three doses, and safety and reactogenicity. Together with results from the first pivotal Phase 3 study, PROTECT, these results formed the basis for the regulatory submissions of VBI’s 3-antigen HBV vaccine candidate in the U.S., Europe, and Canada.

Dr. Timo Vesikari, M.D., Ph.D., Professor Emeritus and Director of the Nordic Vaccine Research Network in Finland, principal investigator of the CONSTANT study, and author of the manuscript commented, “In North America and Europe, adults age 25-49 years have the highest rates of HBV infection. Unfortunately, it is also this population who has the lowest adherence rates to the full course of vaccination. The data from this pivotal Phase 3 study have meaningful public health importance, demonstrating the ability of the 3-antigen HBV vaccine candidate to elicit high rates of seroprotection and increased antibody titers after both two and three doses in this population compared to the conventional, single-antigen HBV vaccine. Moreover, these data add to the well-established safety profile of this vaccine.”

Dr. Francisco Diaz-Mitoma, M.D., Ph.D., VBI’s Chief Medical Officer, commented, “We are pleased to have the results of the CONSTANT study published in The Journal of the American Medical Association Network Open. We continue to work with regulatory bodies in North America and Europe to support their review of our marketing authorization applications, as we believe this vaccine candidate has the potential to enhance healthcare providers’ efforts to prevent the spread of HBV infection.”

Results from this Phase 3 study include:

Seroprotection rate (SPR) is defined as the percent of participants who achieved antibody (anti-HBs) titers above the protective threshold of 10 mIU/mL

●	The primary endpoint of lot-to-lot manufacturing consistency, measured by GMC of anti-HBs concentration at Day 196 across three consecutively manufactured lots of VBI’s 3-antigen HBV vaccine candidate, was achieved
●	SPR after two doses, at Day 168, was 90.4% for VBI’s 3-antigen vaccine candidates compared to 51.6% for Engerix-B®, increasing to 99.3% and 94.8%, respectively, after the third dose.
●	Mean GMC of anti-HBs titers was more than 7.5x higher after two doses, at Day 168, and 3.5x higher after three doses, at Day 196 (5442.4 mIU/mL VBI vs. 1567.2 mIU/mL Engerix-B)
●	VBI’s 3-antigen vaccine candidate also elicited a higher percentage of participants with anti-HBs titers ≥ 100 mIU/mL, a more stringent titer threshold, of 95.8% vs. 86.3% for Engerix-B at Day 196
●	The safety and tolerability seen in this study support the safety profile of VBI’s 3-antigen vaccine candidate – with no safety signals observed in either study arm, and no new safety risks identified

The CONSTANT study reported top-line results in January 2020, and was a randomized, controlled, double-blind trial conducted at 37 research centers in the U.S., U.K., Finland, Belgium, and Canada. The study enrolled 2,838 healthy adults age 18-45. Study participants were randomized 1:1:1:1 to receive a 3-dose regimen of either 10 µg of VBI’s 3-antigen vaccine from Lot A, Lot B, or Lot C, or 20 µg of Engerix-B®, given at Days 0, 28, and 168.

The full manuscript can be found online here:

http://jamanetwork.com/journals/jamanetworkopen/fullarticle/10.1001/jamanetworkopen.2021.28652?utm_source=For_The_Media&utm_medium=referral&utm_campaign=ftm_links&utm_term=101221

About Hepatitis B

Hepatitis B is one of the world’s most significant infectious disease threats with more than 290 million people infected globally. HBV infection is the leading cause of liver disease and, with current treatments, it is very difficult to cure, with many patients going on to develop liver cancers. An estimated 900,000 people die each year from complications of chronic HBV such as liver decompensation, cirrhosis, and hepatocellular carcinoma.

About VBI’s 3-Antigen Hepatitis B Vaccine

VBI’s vaccine candidate is the only 3-antigen hepatitis B vaccine, comprised of the S, pre-S1, and pre-S2 surface antigens of the hepatitis B virus, and is approved for use and commercially available in Israel. In December 2017, VBI initiated patient dosing in a global Phase 3 clinical program that consisted of two concurrent pivotal studies: PROTECT, a safety and immunogenicity study, and CONSTANT, a lot-to-lot consistency study. Data from both the PROTECT study and the CONSTANT study, which were announced in June 2019 and January 2020, respectively, comprise the basis for the regulatory submissions in the U.S., Europe, and Canada. This vaccine is sold under the name Sci-B-Vac® in Israel.

To learn more about VBI’s 3-Antigen Hepatitis B vaccine visit: https://www.vbivaccines.com/sci-b-vac/

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

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Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com